UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2021

LAREDO PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Laredo Petroleum, Inc. (the “Company”) has recently added hedges for the remainder of 2021 and 2022, as detailed on Exhibit 99.1 attached hereto. Additionally, hedges that were previously identified as being expected to be novated upon closing of the proved producing reserves sale were novated on July 1, 2021. The Company has also updated gross oil production results for select well packages in Howard County and W. Glasscock County, as detailed on Exhibit 99.1 attached hereto. The Company has included results for the Vince Everett package, completed by Sabalo Energy, LLC, that was acquired as of July 1, 2021.

To be effective upon closing of the offering of the Notes (as defined below), if consummated, the Company intends to enter into the seventh amendment (the “Seventh Amendment”) to the senior secured credit facility. The Seventh Amendment, among other things, includes technical amendments (including in connection with Eurodollar advances), extends the maturity date by two years to July 2025 (subject to a springing maturity date of July 29, 2024 if any of the 9 1/2% senior unsecured notes due 2025 are outstanding on such date), increases the applicable margins for advances made thereunder, increases certain commitment and letter of credit fees, revises certain exceptions to the limitations on the payment of distributions and the repayment of unsecured debt, and decreases the leverage ratio for quarterly periods ending on and after September 30, 2021.

As of July 8, 2021, Laredo had a cash and cash equivalents balance of $29.0 million and $410.0 million outstanding under its senior secured credit facility (not including $44.1 million in undrawn letters of credit).

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

On July 12, 2021, the Company announced its intent, subject to market conditions, to commence a private offering of $400.0 million in aggregate principal amount of senior unsecured notes due 2029 (the “Notes”) that is exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). If the offering is consummated, the net proceeds from the offering of the Notes will be used for general corporate purposes, including to repay borrowings outstanding under the Company’s senior secured credit facility. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

All statements in the press release, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, its Current Report on Form 8-K, filed on May 11, 2021, and the Company’s other filings with the U.S. Securities and Exchange Commission for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Hedging and production updates, dated July 12, 2021.
99.2	Press release dated July 12, 2021 announcing offering of new senior notes.
104.1	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: July 12, 2021	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer

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